Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-119697, 333-137107, 333-166542, 333-181445, and 333-196397) of Huron Consulting Group Inc. of our report dual dated March 12, 2015 and April 21, 2015 relating to the consolidated financial statements of Studer Holdings, Inc. and Subsidiaries included in this Current Report on Form 8-K/A of Huron Consulting Group Inc.

/s/ Lattimore Black Morgan & Cain, PC

Brentwood, Tennessee

April 28, 2015